UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2010

CANCER THERAPEUTICS, INC.
(Exact  Name of Registrant as Specified in Charter)

Delaware	333-119915	20-1499421
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

10757 So. River Front Pkwy Ste. 125 South Jordan, Utah	84095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 816-2533

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

    ITEM 3.03.    Material Modification to Rights of Security Holders.

 On April 22 2010, Cancer Therapeutics, Inc. (the “Company”) approved the creation of Class “A” shares of restricted Preferred Stock (“Preferred Shares”).  The rights, preferences, privileges, restrictions and characteristics of the Preferred Shares are detailed in the Certificate of Designation to the Certificate of Incorporation filed as an exhibit to this filing.  The Company approved the issuance of 200 Preferred shares to Chene Gardner, the company CEO and CFO, in lieu of compensation for one (1) year of service to the Company.  Holders of the Preferred Shares are entitled to one million votes per share, consequently giving Mr. Gardner voting control of the Company, or 70.39% voting control of the Company.  The Preferred Shares do not have any rights of conversion into shares of common stock.

    ITEM 5.01.   Changes in Control of Registrant.

    See Item 3.03.

    Item 5.02.     Departure of Directors; Election of Directors, Appointment of Principal Officers

On April 22, 2010, Clayton Barlow was appointed to the Company’s Board of Directors.

Clayton B. Barlow, age 38, Mr. Barlow is an IT Specialist and Manager for Secure Netwerks, Inc., a computer hardware and software reseller and service provider.  Mr. Barlow has been with Secure Newerks since January, 2005.   From January 2001 until January 2005, Mr. Barlow was the President of Synerteck Incorporated Mr. Barlow was appointed to the board of directors of Synerteck in January, 2004 for a one-year term expiring January, 2005 and has been the President of Synerteck prior to its corporate formation (as a division of SportsNuts, Inc.) since December, 2000.  Prior to his association with Synerteck, from October, 1999 to December, 2000, Mr. Barlow was an international project manager for STSN, Inc., a Salt Lake City-based provider of high speed internet access for the hospitality industry with a focus on business hotels.  At STSN, Mr. Barlow was responsible for designing and integrating hotel internet infrastructure with access units in each hotel room.  From September, 1997 to October, 1999, Mr. Barlow was the President of Maxim Mortgage, Corp., a residential mortgage broker based in Salt Lake City, Utah.  Mr. Barlow holds MCSE 2000, MCP, and A+ certifications.  Mr. Barlow is not a director of any other company filing reports pursuant to the Securities Exchange Act of 1934.

    ITEM 9.01          Financial Statements and Exhibits.

        (c)   Exhibits.
Exhibit Number	Title of Document	Location

99.1	Certificate of Designation	Attached

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cancer Therapeutics, Inc.

Date: April 22, 2010	By:	/s/ Chene Gardner
Chene Gardner
Chief Executive Officer